UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2008

MAR KED MINERAL EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 331916, Miami, FL	33233-1916
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(786) 228-8592

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.01 Change in Control of Registrant

On April 8, 2008, Vladimir Fedyunin obtained control of the registrant via the private purchase of 5,000,000 shares of common stock of the registrant.  Mr. Fedyunin acquired the shares for approximately $50,000.  This amount had been previously advanced by Mr. Fedyunin on behalf of the previous holder of these 5,000,000 shares and Mr. Fedyunin received the shares in exchange for cancellation of this indebtedness.

Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors; Appointment of Principal Officers

As a result of the transaction described in Section 5.02, Maria Camila Maz resigned as President, Chief Executive Officer, Principal Financial and Principal Accounting Officer and appointed Vladimir Fedyunin as President, Chief Executive Officer, Principal Financial and Principal Accounting Officer, effective April 8, 2008.  Mr. Fedyunin was also appointed to the company’s board of directors.  Ms. Maz tendered her resignation to the board of directors, which will be effective 10 days after written notice is provided to the Company’s shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2008
MAR KED MINERAL EXPLORATION, INC.

	By:	/s/ Vladimir Fedyunin
Vladimir Fedyunin
Chief Executive Officer